SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                   -----------

     X   Filed by the Registrant
         Filed by a Party other than the Registrant

Check the Appropriate Box:
     X   Preliminary Proxy Statement
         Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)(2))
         Definitive Proxy Statement
         Definitive Additional Materials
         Soliciting Material Pursuant to Rule 14a-12

                                   -----------

                             BRAZIL FAST FOOD CORP.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

                                   -----------

Payment of Filing Fee (check the appropriate box):

      X  No fee required.

         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

             -------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
                                                             -------------------

         (5) Total fee paid:
                            ----------------------------------------------------

         Fee paid previously with preliminary materials:
                                                        ------------------------

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:
         (2)     Form, Schedule or Registration Statement No.:
         (3)     Filing Party:
         (4)     Date Filed:

                                   -----------

                        COPIES OF ALL COMMUNICATIONS TO:

                              IRA I. ROXLAND, Esq.
                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700

                             BRAZIL FAST FOOD CORP.
                          AV. BRASIL, 6431 - BONSUCESSO
                                 CEP 21040 - 360
                             RIO DE JANEIRO, BRAZIL

                                   -----------

                                    NOTICE OF

                         SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER __, 2001

                                   -----------


To the Stockholders of Brazil Fast Food Corp.:

     A Special Meeting of Stockholders of Brazil Fast Food Corp. will be held at Av. Brasil, 6431 - Bonsucesso, CEP: 21040-360, Rio de Janeiro, Brazil, at 3:00 p.m., local time, on Thursday, December [ ], 2001, for the following purposes:

     1. To amend the Company's certificate of incorporation to reduce the number of its authorized shares of common stock, par value $.0001 per share, from 40,000,000 shares to 12,500,000 shares in order to decrease the franchise taxes currently payable by the Company to the State of Delaware; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only holders of record of shares of the Company's common stock at the close of business on November [ ], 2001 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.



                                         /s/ CARLOS HENRIQUE DA SILVA REGO

                                         Carlos Henrique da Silva Rego
                                         Secretary

Rio de Janeiro, Brazil
November [   ], 2001







--------------------------------------------------------------------------------
Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

                             BRAZIL FAST FOOD CORP.
                          AV. BRASIL, 6431 - BONSUCESSO
                                 CEP 21040 - 360
                             RIO DE JANEIRO, BRAZIL

                                   -----------


                                 PROXY STATEMENT

                                   -----------



                         SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON DECEMBER ___, 2001

                                  -------------


                              QUESTIONS AND ANSWERS

Q:   WHO IS SOLICITING MY VOTE?

A: This proxy solicitation is being made and paid for by Brazil Fast Food Corp. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Q:   WHEN WILL THIS PROXY STATEMENT BE MAILED TO STOCKHOLDERS?

A: We anticipate that mailing of the proxy material to stockholders will commence on or about November [ ], 2001.

Q:   WHO MAY ATTEND THE MEETING?

A: All persons who held shares of our common stock, par value $.0001 per share, on November [ ], 2001 may attend. If your shares of common stock are held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker), and you will be permitted to attend the meeting.

Q:   ON WHAT ISSUES AM I VOTING?

A: You will be voting on an amendment to our certificate of incorporation to reduce the number of shares of common stock which we are authorized to issue from 40,000,000 shares to 12,500,000 shares.

Q:   HOW DOES THE BOARD OF DIRECTORS RECOMMEND I CAST MY VOTE?

A: Your board of directors recommends a vote FOR the proposed amendment to the certificate of incorporation to reduce the number of authorized shares of common stock.

Q:   WHAT IF UNANTICIPATED BUSINESS ARISES AT THE MEETING?

A: In the event that any other matter should come before the meeting, the persons named as proxy will have the authority to vote your proxies, unless marked to the contrary, in their discretion as they deem advisable.

Q:   HOW DO I VOTE?

A: Sign and date your proxy card and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares of common stock will be voted FOR the proposed amendment to the certificate of incorporation.

Q:   WHAT IF MY SHARES OF COMMON STOCK ARE HELD THROUGH A BANK OR BROKER?

A: Stockholders who hold their shares of common stock through a bank or broker can also vote via the Internet if this option is offered by the bank or broker.

Q:   MAY I REVOKE MY PROXY?

A: Any stockholder may revoke his or her proxy, whether (s)he votes by mail or via the Internet, at any time before the meeting, by written notice received by us at our address as set forth above, to the attention of our corporate secretary, Carlos Henrique da Silva Rego, by delivery of a subsequently dated proxy, or by attending the meeting and voting in person.

Q:   WHO WILL COUNT THE VOTES?

A: Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

Q:   IS MY VOTE CONFIDENTIAL?

A: Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management.

Q:   HOW MANY SHARES CAN VOTE?

A: Only persons who owned shares of our common stock as of November [ ], 2001 can vote at the meeting. Each outstanding share of common stock as of such date entitles the record holder to one vote on the proposed amendment to the certificate of incorporation and on any other matter that properly comes before the meeting. The total number of our shares of common stock outstanding as of November [ ], 2001 was 3,722,790. A list of persons entitled to vote at the meeting will be available for inspection by any stockholder at our offices, Av. Brasil, 6431 - Bonsucesso, CEP 21040 - 360, Rio de Janeiro, Brazil, for a period of ten days prior to the meeting and will be available at the meeting itself.

Q:   WHAT IS A QUORUM?

A: A "quorum" is a majority of our outstanding shares of common stock that may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If a quorum is present at the meeting, the proposal to amend our certificate of incorporation will only be adopted if it receives the affirmative vote of more than 50% of the shares of common stock that are issued and outstanding and entitled to vote at the meeting. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. However, an abstention has the same effect as a vote AGAINST a proposal. Broker non-votes (abstentions by brokers who have proxies that do not have specific voting instructions from their beneficial owners of the shares they hold) will still be counted as part of the quorum. However, broker non-votes will not be counted for purposes of determining whether the proposal has been approved.

Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: We do not now know of any other business to be considered at the meeting other than the proposal described in this proxy statement. If any other business is presented at the meeting, your signed proxy card gives authority to Peter J. F. van Voorst Vader, our chief executive officer, and Carlos Henrique da Silva Rego, our vice president - finance, chief financial officer and secretary, to vote your shares of common stock on such matters being considered at the meeting in their discretion.

Q:   WHO IS OUR LARGEST STOCKHOLDER?

A: As of November [ ], 2001, AIG Latin America Equity Partners, Ltd. beneficially owned 515,000 shares of our common stock, representing approximately 13.3% of our outstanding shares. In addition, Jose Ricardo Bosquet Bomeny, one of our directors, beneficially owned 426,250 shares of our common stock, representing approximately 11.3% of our outstanding shares.

          PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO REDUCE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Our board of directors has unanimously approved and recommended that our stockholders approve an amendment to our certificate of incorporation to reduce the number of authorized shares of common stock from 40,000,000 shares to 12,500,000 shares.

     The proposed reduction in authorized shares will significantly decrease the amount of franchise taxes we are required to pay to the State of Delaware, our state of incorporation. The franchise taxes payable for 2000 based on 40,000,000 authorized shares of common stock equaled $29,400. If the number of authorized shares of common stock had equaled only 12,500,000 shares, the franchise taxes payable for 2000 would have been approximately $9,200, which would have represented a savings to us of $20,200. The franchise taxes payable for 2001 based on 40,000,000 authorized shares of common stock will equal approximately $53,000. If the number of authorized shares of common stock had equaled 12,500,000 shares throughout 2001, the franchise taxes payable for 2001 would have equaled approximately $16,600, which would have represented a savings to us of $36,400.

     The board of directors believes that after giving effect to the proposed reduction in the number of authorized shares of common stock, we will still have an adequate number of authorized and unissued shares to accommodate our capital requirements for the foreseeable future. No offering of shares of our common stock is contemplated for the proximate future.

     The amendment to our certificate of incorporation which would be adopted if this proposal is approved would be as follows:

          RESOLVED, that the Certificate of Incorporation of the Company, as amended, be further amended by [deleting the first paragraph] of Article THIRD and substituting in its place the following:

          "The amount of total authorized capital stock of the Company is Twelve Million Five Hundred Thousand (12,500,000) shares of Common Stock, par value $.0001 per share, . . . ."

     In order to be adopted, this proposal must receive the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote at the special meeting.

     If approved by the stockholders, the proposed amendment to our certificate of incorporation will become effective as of 5:00 p.m., E.S.T., on the date such amendment is filed with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable following such approval. If the proposal is approved and adopted, you will not be required to take any action due to the reduction of authorized shares of common stock. Each stockholder's percentage ownership interest and proportional voting power will remain unchanged and the stockholders' rights and privileges as holders of common stock will be unaffected.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of November [ ], 2001 with respect to the beneficial ownership of our common stock by:

     o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

     o our chief executive officer and each of our other executive officers whose compensation for the year ended December 31, 2000 exceeded $100,000;

     o    each of our directors; and

     o    all executive officers and directors as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER         AMOUNT AND NATURE OF   APPROXIMATE
------------------------------------
                                                  BENEFICIAL       PERCENTAGE OF
                                                 OWNERSHIP (1)         CLASS
                                                 -------------     -------------
AIG Latin America Equity Partners, Ltd.........    515,000 (2)         13.3%
    80 Pine Street
    New York, NY 10016
Caisse de depot et placement du Quebec.........    250,000 (3)          6.5%
    1981 McGill College Avenue
    Montreal, Quebec H3A 3C7
    Canada
Peter J.F. van Voorst Vader....................    270,446 (4)          7.0%
    Prudente de Moraes 1933/703
    Ipanema 22420-043
    Rio de Janeiro, Brazil
Lawrence Burstein..............................    132,517 (5)          3.5%
    245 Fifth Avenue
    New York, NY 10016
Omar Carneiro da Cunha.........................    187,238 (6)          4.9%
    c/o Bond Consultoria Empresarial S/C Ltda.
    RU4 Voluntarios da Patria
    89 Sala 604
    Botatogo-RJ
    Brazil 22210-00
Jose Ricardo Bosquet Bomeny....................    426,250 (7)         11.3%
    c/o Big Burger Ltda.
    Rua Lauro Muller 116/2005
    Rio de Janeiro, Brazil
Stephen J. Rose................................    111,963 (8)          3.0%
    10/11 Dacre Street
    London, SW1H ODJ
    United Kingdom
Carlos Henrique da Silva Rego..................     56,250 (9)          1.5%
    Rua Adolpho Castro Silho No. 4
    Casa 2 22790-350
    Rio de Janeiro, Brazil
All executive officers and directors
    as a group (6 persons).....................  1,184,664             28.5%

---------------

(1) Beneficial ownership means the sole or shared power to vote or direct the voting of a security or the sole or shared power to invest or dispose or direct the investment or disposition of a security. Except as otherwise indicated, we believe that all named persons have sole voting power and investment power with respect to their shares of common stock, except to the extent that such authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their shares. This table also includes any shares of common stock issuable upon exercise of options or warrants that are currently exercisable or that will become exercisable within 60 days of November [ ], 2001.

(2) Includes warrants that are exercisable for an aggregate of 100,000 shares of common stock. Also includes an aggregate of 40,000 shares of common stock owned by our directors, other than Stephen Rose, for which AIGLAEP has been granted the right and option, through March 14, 2003, to purchase at a price equal to $1.50 per share.

(3) Includes warrants that are exercisable for 125,000 shares of common stock.

(4) Includes options to purchase 151,250 shares of common stock. Also includes 106,613 shares of common stock owned by Shampi Investments A.E.C., L.G. Smith Boulevard, Punta Brabo, Oranjstad, Aruba, of which Mr. van Voorst Vader is the sole stockholder. Does not reflect options owned by Mr. van Voorst Vader to sell 15,000 shares of common stock.

(5) Includes 8,604 shares of common stock owned by members of Mr. Burstein's family, for which Mr. Burstein disclaims beneficial ownership, and 2,778 shares owned by the Lawrence Burstein IRA, of which Mr. Burstein is the beneficiary. Also includes warrants owned by Mr. Burstein that are exercisable for 25,000 shares of common stock and options owned by Mr. Burstein to purchase 46,250 shares of common stock. Does not reflect options owned by Mr. Burstein to sell 7,500 shares of common stock.

(6) Includes 122,238 shares of common stock owned by Seaview Ventures Group Inc., The Creque Building, P.O. Box 116, Road Town, Tortola, British Virgin Islands, of which Mr. Carneiro da Cunha is a principal. Also includes options to purchase 65,000 shares of common stock. Does not reflect options owned by Mr. Carneiro da Cunha to sell 10,000 shares of common stock.

(7) Includes options to purchase 46,250 shares of common stock. Also includes 380,000 shares of common stock owned by BigBurger Ltda., of which Mr. Bomeny is a principal shareholder. Does not reflect options owned by Mr. Bomeny to sell 7,500 shares of common stock.

(8) Includes 57,800 shares of common stock owned by The Daedulus Retirement Fund, of which Mr. Rose is the beneficiary. Also includes options owned by The Daedulus Retirement Fund to purchase 12,500 shares of common stock, and options owned by Latin American Investment Partners Ltd., of which Mr. Rose is a principal, to purchase 37,288 shares of common stock.

(9) Includes options to purchase 56,250 shares of common stock.


CHANGE OF CONTROL ARRANGEMENTS

     As a condition to the closing of our stock purchase agreement with AIG Latin America Equity Partners, Ltd., a Bermuda company, pursuant to which AIG Latin America Equity Partners, Ltd. purchased 375,000 shares of our common stock and warrants to purchase 62,500 shares of our common stock, we entered into a stockholders' agreement dated as of August 11, 1997 with AIG Latin America Equity Partners, Ltd. and our then-current executive officers and directors, and certain of their affiliates. Pursuant to the stockholders' agreement, each of the parties of the agreement agreed, among other things, to vote their respective shares of our common stock to elect as directors, respectively, two designees of Shampi Investments A.E.C., one designee of Mr. Burstein and certain other of our former executive officers and directors, one designee of BigBurger Ltda. As of November [ ], 2001, an aggregate of 1,046,319 shares, or 28.1% of our outstanding common stock are required to be voted in accordance with the stockholders' agreement.

     The stockholders' agreement accords AIG Latin America Equity Partners, Ltd., who together with their permitted transferees, partners, affiliates and such affiliates' partners shall be referred to herein as "AIGLAEP," a right of prior approval over specified aspects of our business and operations, including our annual budget, our executive compensation, future financings and acquisitions or dispositions of substantial assets. In addition, the stockholders' agreement restricts us from offering, issuing or selling any of our capital stock, or warrants or options to purchase or rights to subscribe for or any other securities convertible into or exchangeable for shares of our capital stock, or entering into any agreements or commitments pursuant to which we may become obligated to issue any shares of our capital stock, warrants, options, rights or securities convertible into or exchangeable for our capital stock, unless we first offer to AIGLAEP a certain percentage, as determined pursuant to the terms of the stockholders' agreement, of the securities we are proposing to offer; provided, however that this restriction does not apply to
(a) shares of capital stock or warrants, options, rights or securities convertible into or exchangeable for our capital stock issued as consideration in our acquisition of the stock or assets of another company, provided that such acquisition and issuance has been approved by our board of directors, including the director nominated by AIGLAEP, (b) any shares of common stock or warrants, options, rights or securities convertible into or exchangeable for our capital stock issued in connection with any pro rata stock split, stock dividends or similar event affecting our common stock, and (c) shares of common stock issued pursuant to the exercise of the currently outstanding warrants or options or any options which may be issued under our currently existing stock option plan.

     Pursuant to the terms of the stockholders' agreement, each certain stockholder, referred to in this proxy statement a management stockholder, who was a party to the stockholders' agreement and one of our executive officers or directors, or certain of their affiliates, on the date the agreement was executed must give AIGLAEP prior notice of such management stockholder's proposed sale, in one or a series of related transactions, of more than 20% of the aggregate number of shares of common stock, warrants, options or similar rights held by such management stockholder at the time of the proposed sale. Thereafter, AIGLAEP has the right to sell to the proposed transferee a certain percentage, as determined pursuant to the terms of the stockholders' agreement, of shares of common stock AIGLAEP then holds on terms identical to those offered by the selling management stockholder. In addition, AIGLAEP has the right to sell any or all of its then-owned shares of our common stock to a management stockholders' prospective transferee if such management stockholder is offering to sell, in one or a series of related transactions, more than 49% of the aggregate number of shares of common stock held by such management stockholder at the time of the proposed sale. AIGLAEP's co-sale rights described in this paragraph do not apply to any shares of common stock, warrants or options that are offered for sale or are sold in a public market transaction. AIGLAEP has no rights under the stockholders' agreement with respect to the transfer by a management stockholder of 20% or less of the aggregate number of shares of common stock held by such management stockholder at the time of the proposed sale.

     The stockholders' agreement also provides that if we fail to achieve 75% of our projected cumulative EBITDA, as set forth in the stockholders' agreement, for the periods from January 1, 1997 to December 31, 1999, 2000 or 2001, AIGLAEP could appoint such number of its designees which, together with an expansion of the board and the filling of vacancies created by the resignation of certain directors serving at such time, would then constitute a majority of our board of directors, thereby effecting a change in our control.

     We failed to achieve the performance targets for year ended December 31, 2000. As a result, the stockholders' agreement was amended on March 14, 2001 to provide, among other things, for the suspension, until the completion of our audited financial statements for the year ended December 31, 2002, of AIGLAEP's right to appoint a majority of our board of directors. If certain economic performance targets, based on our results of operations for the year ending December 31, 2002 and set out in the amendment to the stockholders' agreement, are met, or if AIGLAEP at any time owns less than 187,500 issued and outstanding shares of our common stock, subject to any adjustments for any stock split or restructuring, AIGLAEP's right to take control of our board of directors and certain of its prior approval rights will terminate. If, however, we fail to meet these performance targets, our chief executive officer must promptly resign and our board of directors will be required, except as limited by their fiduciary obligations, to adopt recommendations for improving our financial performance as may be proposed by a committee of the board of directors composed of representatives of AIGLAEP and those investors who purchased our equity securities in a private offering in March 2001.


                                  OTHER MATTERS

     The board of directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                             BRAZIL FAST FOOD CORP.

                          AV. BRASIL, 6431 - BONSUCESSO
                                 CEP 21040 - 360
                             RIO DE JANEIRO, BRAZIL

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Peter J. F. van Voorst Vader and Carlos Henrique da Silva Rego as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Brazil Fast Food Corp. (the "Company") held of record by the undersigned on November [ ], 2001 at a Special Meeting of Stockholders to be held on December [ ], 2001, or any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.



                         (TO BE SIGNED ON REVERSE SIDE)

1. To consider and vote upon the proposal to amend the Company's certificate of incorporation to reduce the authorized shares of common stock from 40,000,000 shares to 12,500,000 shares.

               FOR                     AGAINST                    ABSTAIN
          ----                    ----                       ----

2.   To transact such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                    Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer of such corporation. If a partnership, please sign in partnership name by authorized person.


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                    Signature

                    Dated:               , 2001
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                    Signature, if held jointly.